Exhibit 8.1

Cadwalader, Wickersham & Taft LLP

One World Financial Center, New York, NY 10281

Tel +1 212 504 6000 Fax +1 212 504 6666

www.cadwalader.com

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September 1, 2016

The Procter & Gamble Company

Two Procter & Gamble Plaza

Cincinnati, OH 45202

Ladies and Gentlemen:

You have asked us for our opinion regarding certain U.S. federal income tax matters in connection with the Galleria Transfer, the Distribution, the Merger and related transactions, as described in the Transaction Agreement, dated as of July 8, 2015 and as amended through the date hereof (the “Transaction Agreement”), among The Procter & Gamble Company, an Ohio corporation (“Parent”), Galleria Co., a Delaware corporation (“SplitCo”), Coty Inc., a Delaware corporation (“Acquiror”), and Green Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”) (any capitalized terms used but not defined herein have the meaning ascribed to them in the Transaction Agreement).

In connection with the opinion expressed below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants, agreements and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of (a)(i) the representation letters executed by Parent pursuant to Section 7.03(c) and Section 7.03(d) of the Transaction Agreement; (ii) the representation letter executed by Acquiror pursuant to Section 7.02(c) of the Transaction Agreement; (iii) the Transaction Agreement; (iv) the Split Plan Agreement, dated as of July 8, 2015, by and between Parent and Acquiror; (v) the Credit Agreement, dated as of January 26, 2016, by and between SplitCo, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other parties listed therein; (vi) the Tax Matters Agreement, in the form attached as Exhibit H to the Transaction Agreement; (vii) the Transition Services Agreement, in the form attached as Exhibit I to the Transaction Agreement; (viii) the Parent Shared Technology License Agreement, in the form attached as Exhibit N-1 to the Transaction Agreement; (ix) the SplitCo Shared Technology License Agreement, in the form attached as Exhibit N-2 to the Transaction Agreement; (x) the Parent Trademark License Agreement, in the form attached as Exhibit O-1 to the Transaction Agreement; (xi) the SplitCo Trademark License Agreement, in the form attached as Exhibit O-2 to the Transaction Agreement; and (xii) the Coexistence Agreement, in the form attached as Exhibit P to the Transaction Agreement; (b) the Registration Statement of Acquiror on Form

S-4 and the Registration Statement of SplitCo on Form S-4 and Form S-1, in each case, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), as amended, including, in each case, any exhibits, attachments and amendments thereto (collectively, the “Registration Statement”, and together with the documents listed in clause (a) immediately above, including, in each case, any exhibits, attachments and amendments thereto, collectively, the “Transaction Materials”); and (c) such other corporate records, agreements, documents and instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. Our opinion is expressly conditioned upon, among other things, the accuracy and completeness of the facts, information, representations, covenants, agreements and other statements set forth in the documents referred to above, all of which we have assumed, with your permission, were initially and are currently, and will continue to be, true, correct and complete without regard to any qualification as to knowledge or belief. We have assumed, with your permission, that none of these documents has been (or will be) amended, modified, supplemented or otherwise altered in any respect. We also have made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

In our examination, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents. For purposes of this opinion, we have assumed, with your permission, that the transactions contemplated by the Transaction Materials have been (or will be) consummated, as applicable, in accordance therewith and as described therein and that no transaction or condition described therein and affecting this opinion has been (or will be) waived or modified in any respect. We have not undertaken any independent investigation of any facts, and, with your permission, we expressly disclaim any obligation to do so.

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings, revenue procedures, notices and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof, and as may be affected by amendments to the Code or the Treasury regulations thereunder or by subsequent judicial or administrative interpretation thereof, any of which may have retroactive effect. There can be no assurance that the opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America. This opinion does not address the various state, local or foreign tax consequences that may result from the transactions contemplated by the Transaction Materials.

Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions”, and assuming that the Transactions are consummated as described in the Registration Statement, we hereby state that the discussion contained in the Registration Statement under the heading “The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions” represents our opinion as to the material U.S. federal income tax consequences of the Transactions to Parent and Parent shareholders.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm in the Registration Statement under the headings “Questions and Answers about the Exchange Offer and the Transactions”, “Summary—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions”, “Risk Factors—Risks Relating to the Transactions”, “The Exchange Offer—Conditions for Completion of the Exchange Offer”, “The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions—The Distribution”, “The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions—The Merger”, “The Transactions—Material U.S. Federal Income Tax Consequences of the Merger”, “The Transaction Agreement—Conditions to the Transactions” and “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

This opinion is limited to the matters expressly stated herein and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is rendered only as of the date hereof, and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that is (or becomes) incorrect or untrue in any respect, any of which could affect our conclusions.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP